UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2009
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28298 (Commission File Number)	94-3154463 (I.R.S. Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
2009 Annual Salaries, 2008 Fiscal Year Cash Bonuses and Equity Compensation Awards
     On March 12, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Onyx Pharmaceuticals, Inc. (“Onyx”) approved the 2009 annual salaries (effective retroactively to January 1, 2009), 2008 fiscal year cash bonuses and equity compensation awards for certain of Onyx’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”)). The Committee annually evaluates the performance, and determines the compensation of Onyx’s executive officers based on its assessment of the individual’s performance, corporate performance and relative compensation for competitive positions in similar publicly-traded biopharmaceutical companies. Upon recommendation by the Committee, the Board of Directors approved the 2009 annual salary, 2008 fiscal year cash bonus and equity compensation awards for N. Anthony Coles, M.D., Onyx’s President and Chief Executive Officer. The salaries may be changed, and new equity awards may be awarded, at any time at the discretion of the Committee or the Board of Directors. The 2009 annual salaries, 2008 fiscal year cash bonuses and equity compensation awards for certain of the named executive officers are set forth in Exhibit 10.19 hereto and are incorporated herein by reference.
Amendment to N. Anthony Coles, M.D., Employment Agreement
     On March 12, 2009, upon recommendation by the Committee, the Board of Directors approved an amendment to the employment agreement of Dr. Coles to amend his current relocation benefits (the “Coles Amendment”). Under the terms of Dr. Coles’ original employment agreement (filed as Exhibit 10.1 to Onyx’s Current Report on Form 8-K filed with the SEC on February 26, 2008 (the “Coles Employment Agreement”)), Dr. Coles was entitled to $10,000 per month in housing allowance for a period of 12 months following his start date, and Mortgage Assistance Benefits, consisting of mortgage assistance payments of $6,000 per month for up to a total of 24 months thereafter, contingent upon his continued employment with Onyx. In recognition of changing conditions in the United States housing market, the Board of Directors approved the Coles Amendment, which provides for the continued payment by Onyx to Dr. Coles of $10,000 per month in housing allowance for up to an additional 18 months, until such time as Dr. Coles purchases a home in the San Francisco Bay Area, and is contingent upon Dr. Coles’ continued employment with Onyx. The continued housing allowance is in lieu of, and replaces, the Mortgage Assistance Benefits as provided for in the Coles Employment Agreement. In addition, the Board of Directors granted to Dr. Coles a restricted stock award of 20,000 shares of Onyx common stock, which will vest in full upon the first anniversary of the date of grant, provided Dr. Coles has purchased a home in the San Francisco Bay Area by that date. If Dr. Coles has not purchased a home in the San Francisco Bay Area by the first anniversary of the date of grant, then the award will vest in full when he does purchase a home in the San Francisco Bay Area, provided the purchase occurs within 18 months of the date of grant. The restricted stock award will terminate and cancel if Dr. Coles has not purchased a home in the San Francisco Bay Area within 18 months of the grant of the award.
     The foregoing description is qualified in its entirety by the Coles Amendment, which will be filed as an exhibit to Onyx’s quarterly report on Form 10-Q for the three month period ending March 31, 2009.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Number	Description

10.19	Base Salaries for Fiscal Year 2009, Cash Bonuses and Equity Compensation Awards for Fiscal Year 2008 for Certain Named Executive Officers.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2009	ONYX PHARMACEUTICALS, INC.
	By:	/s/ Matthew K. Fust
Matthew K. Fust
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.19	Base Salaries for Fiscal Year 2009, Cash Bonuses and Equity Compensation Awards for Fiscal Year 2008 for Certain Named Executive Officers.